Exhibit 99.2

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
TOGETHER WITH CONDENSED NOTES THERETO
(UNAUDITED)

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
		(as adjusted)		(as adjusted)
Revenues:
Earned premium	$374,254	$339,147	$728,241	$680,516
Installment and other fee income	28,846	26,652	56,241	53,391
Net investment income	11,782	9,001	21,568	17,696
Net realized (losses) gains on investments (1)	(1,343)	1,886	(4,175)	2,396
Other income	515	391	944	666
Total revenues	414,054	377,077	802,820	754,664
Costs and Expenses:
Losses and loss adjustment expenses	275,217	273,621	539,769	544,296
Commissions and other underwriting expenses	95,280	90,241	185,801	176,180
Interest expense	3,508	3,511	7,017	7,023
Corporate general and administrative expenses	3,682	2,447	8,425	4,718
Other expenses	924	507	1,429	829
Total costs and expenses	378,612	370,327	742,441	733,046
Earnings before income taxes	35,442	6,750	60,378	21,618
Provision for income taxes	7,673	1,580	12,526	5,938
Net Earnings	$27,769	$5,170	$47,852	$15,680
Net Earnings per Common Share:
Basic	$2.54	$0.47	$4.38	$1.43
Diluted	2.52	0.47	4.34	1.41
Average Number of Common Shares:
Basic	10,920	11,006	10,917	11,002
Diluted	11,019	11,082	11,014	11,105
Cash Dividends per Common Share	$0.58	$0.58	$1.16	$1.16
(1) Net realized (losses) gains on sales	$(605)	$1,886	$758	$2,406
Net holding period losses on equity securities	(283)	—	(2,891)	—
Total other-than-temporary impairment (OTTI) losses	(752)	—	(2,220)	(46)
Non-credit portion in other comprehensive income	378	—	536	36
OTTI losses reclassified from other comprehensive income	(81)	—	(358)	—
Net impairment losses recognized in earnings	(455)	—	(2,043)	(10)
Total net realized (losses) gains on investments	$(1,343)	$1,886	$(4,175)	$2,396
See Condensed Notes to Consolidated Financial Statements.

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
($ in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
		(as adjusted)		(as adjusted)
Net earnings	$27,769	$5,170	$47,852	$15,680
Other comprehensive income before tax:
Net change in post-retirement benefit liability	(2)	(13)	(3)	(25)
Unrealized gains on investments(1):
Unrealized holding (losses) gains arising during the period	(7,261)	9,055	(25,605)	19,720
Less: Reclassification adjustments for losses (gains) included in net earnings	1,063	(1,886)	3,169	(2,396)
Unrealized (losses) gains on investments, net	(6,198)	7,169	(22,436)	17,324
Other comprehensive (loss) income, before tax	(6,200)	7,156	(22,439)	17,299
Income tax benefit (expense) related to components of other comprehensive income	1,300	(2,505)	4,710	(6,055)
Other comprehensive (loss) income, net of tax	(4,900)	4,652	(17,729)	11,244
Comprehensive income	$22,869	$9,822	$30,123	$26,924

(1) The amounts for 2018 are for fixed maturities only.
See Condensed Notes to Consolidated Financial Statements

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts in line descriptions)

	June 30, 2018	December 31, 2017
	(unaudited)	(as adjusted)
Assets
Investments:
Fixed maturities – at fair value (amortized cost $1,500,714 and $1,439,878)	$1,479,507	$1,441,107
Equity securities – at fair value (cost $66,010 and $68,812)	90,311	96,004
Short-term investments – at fair value (amortized cost $0 and $2,541)	—	2,541
Total investments	1,569,819	1,539,653
Cash and cash equivalents	102,800	107,589
Accrued investment income	13,098	13,079
Agents’ balances and premium receivable, net of allowances for doubtful accounts of $14,226 and $15,262	584,169	507,963
Property and equipment, net of accumulated depreciation of $86,303 and $84,776	75,888	82,453
Prepaid reinsurance premium	—	1,032
Recoverables from reinsurers (includes $105 and $(1,269) on paid losses and LAE)	18,663	30,340
Deferred policy acquisition costs	102,883	88,300
Current and deferred income taxes	19,217	10,543
Receivable for securities sold	65	1,700
Other assets	20,287	16,557
Goodwill	75,275	75,275
Total assets	$2,582,163	$2,474,484
Liabilities and Shareholders’ Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$714,211	$715,098
Unearned premium	716,453	627,575
Long-term debt (fair value $281,875 and $290,824)	273,922	273,809
Commissions payable	16,414	16,743
Payable for securities purchased	4,000	5,615
Other liabilities	121,327	119,831
Total liabilities	1,846,327	1,758,672
Commitments and contingencies (See Note 9)
Shareholders’ equity:
Common stock, no par value (50,000,000 shares authorized; 21,879,505 and 21,867,436 shares issued)	21,925	21,888
Additional paid-in capital	386,727	383,567
Retained earnings	846,354	793,077
Accumulated other comprehensive income, net of tax	(16,102)	19,756
Treasury stock, at cost (10,937,569 and 10,932,539 shares)	(503,069)	(502,475)
Total shareholders’ equity	735,836	715,812
Total liabilities and shareholders’ equity	$2,582,163	$2,474,484
See Condensed Notes to Consolidated Financial Statements.

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
($ in thousands)
(unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income, Net of Tax	Treasury Stock	Total
Balance at December 31, 2016	$21,829	$378,745	$777,695	$7,907	$(486,990)	$699,187
Cumulative effect of change in accounting principle	—	—	(3,808)	—	—	(3,808)
Net earnings	—	—	15,680	—	—	15,680
Net change in post-retirement benefit liability	—	—	—	(16)	—	(16)
Change in unrealized gain on investments	—	—	—	11,179	—	11,179
Change in non-credit component of impairment losses on fixed maturities	—	—	—	82	—	82
Comprehensive income						26,924
Dividends paid to common shareholders	—	—	(12,813)	—	—	(12,813)
Shares issued and share-based compensation expense	33	2,732	—	—	—	2,765
Acquisition of treasury stock	—	—	—	—	(3,951)	(3,951)
Balance at June 30, 2017, as adjusted	$21,862	$381,477	$776,754	$19,152	$(490,941)	$708,304
Net earnings	—	—	29,043	—	—	29,043
Net change in post-retirement benefit liability	—	—	—	(116)	—	(116)
Change in unrealized gain on investments	—	—	—	475	—	475
Change in non-credit component of impairment losses on fixed maturities	—	—	—	246	—	246
Comprehensive income						29,647
Dividends paid to common shareholders	—	—	(12,720)	—	—	(12,720)
Shares issued and share-based compensation expense	25	2,090	—	—	—	2,115
Acquisition of treasury stock	—	—	—	—	(11,534)	(11,534)
Balance at December 31, 2017, as adjusted	$21,888	$383,567	$793,077	$19,756	$(502,475)	$715,812
Cumulative effect of change in accounting principle	$—	$—	18,118	$(18,128)	$—	(10)
Net earnings	—	—	47,852	—	—	47,852
Net change in post-retirement benefit liability	—	—	—	(3)	—	(3)
Change in unrealized gain on fixed maturity investments	—	—	—	(17,971)	—	(17,971)
Change in non-credit component of impairment losses on fixed maturities	—	—	—	245	—	245
Comprehensive income						30,123
Dividends paid to common shareholders	—	—	(12,693)	—	—	(12,693)
Shares issued and share-based compensation expense	37	3,160	—	—	—	3,198
Acquisition of treasury stock	—	—	—	—	(594)	(594)
Balance at June 30, 2018	$21,925	$386,727	$846,354	$(16,102)	$(503,069)	$735,836
See Condensed Notes to Consolidated Financial Statements.

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands, unaudited)

	Three months ended
	June 30,
	2018	2017
		(as adjusted)
Operating Activities:
Net earnings	$27,769	$5,170
Adjustments:
Depreciation	3,436	4,120
Amortization	3,662	5,695
Net realized losses (gains) on investments	1,343	(1,886)
Loss (gain) on disposal of property and equipment	1	(5)
Share-based compensation expense	1,397	1,238
Activity related to rabbi trust	28	59
Change in accrued investment income	(3,000)	(1,233)
Change in agents’ balances and premium receivable	(26,964)	14,179
Change in reinsurance receivables	4,493	(1,307)
Change in deferred policy acquisition costs	(4,211)	3,690
Change in other assets	(7,760)	(8,722)
Change in unpaid losses and loss adjustment expenses	13,205	22,151
Change in unearned premium	24,989	(17,825)
Change in other liabilities	10,914	4,816
Net cash provided by operating activities	49,302	30,141
Investing Activities:
Purchases of fixed maturities	(139,560)	(155,009)
Purchases of short-term investments	—	(425)
Purchases of property and equipment	(592)	(695)
Maturities and redemptions of fixed maturities	32,881	65,159
Maturities and redemptions of short-term investments	—	500
Proceeds from sale of fixed maturities	78,460	81,487
Proceeds from sale of equity securities	—	5,000
Proceeds from sale of property and equipment	—	6
Net cash used in investing activities	(28,812)	(3,978)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	—	78
Principal payments under capital lease obligations	(137)	(134)
Acquisition of treasury stock	—	(1,450)
Dividends paid to shareholders	(6,346)	(6,411)
Net cash used in financing activities	(6,483)	(7,916)
Net increase in cash and cash equivalents	14,007	18,247
Cash and cash equivalents at beginning of period	88,793	69,361
Cash and cash equivalents at end of period	$102,800	$87,608
See Condensed Notes to Consolidated Financial Statements

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands, unaudited)

	Six months ended
	June 30,
	2018	2017
		(as adjusted)
Operating Activities:
Net earnings	$47,852	$15,680
Adjustments:
Depreciation	7,132	8,296
Amortization	8,502	11,023
Net realized losses (gains) on investments	4,175	(2,396)
Loss (gain) on disposal of property and equipment	11	(8)
Share-based compensation expense	3,128	2,622
Activity related to rabbi trust	15	128
Change in accrued investment income	(20)	(986)
Change in agents’ balances and premium receivable	(76,206)	(2,939)
Change in reinsurance receivables	12,709	(389)
Change in deferred policy acquisition costs	(14,583)	733
Change in other assets	(8,564)	(13,227)
Change in unpaid losses and loss adjustment expenses	(887)	15,643
Change in unearned premium	88,878	9,118
Change in other liabilities	1,099	10,381
Net cash provided by operating activities	73,241	53,679
Investing Activities:
Purchases of fixed maturities	(543,076)	(275,840)
Purchases of equity securities	—	(1,900)
Purchases of short-term investments	—	(425)
Purchases of property and equipment	(905)	(1,584)
Maturities and redemptions of fixed maturities	65,378	108,478
Maturities and redemptions of short-term investments	—	500
Proceeds from sale of fixed maturities	406,524	119,158
Proceeds from sale of equity securities	5,013	7,002
Proceeds from sale of short-term investments	2,528	2,400
Proceeds from sale of property and equipment	—	25
Net cash used in investing activities	(64,539)	(42,187)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	70	143
Principal payments under capital lease obligations	(275)	(269)
Acquisition of treasury stock	(594)	(3,746)
Dividends paid to shareholders	(12,693)	(12,813)
Net cash used in financing activities	(13,492)	(16,684)
Net decrease in cash and cash equivalents	(4,789)	(5,192)
Cash and cash equivalents at beginning of period	107,589	92,800
Cash and cash equivalents at end of period	$102,800	$87,608
See Condensed Notes to Consolidated Financial Statements

INFINITY PROPERTY AND CASUALTY CORPORATION AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2018
INDEX TO NOTES

1.	Significant Reporting and Accounting Policies	7.	Additional Information

2.	Computation of Net Earnings Per Share	8.	Insurance Reserves

3.	Fair Value	9.	Commitments and Contingencies

4.	Investments	10.	Accumulated Other Comprehensive Income

5.	Long-Term Debt	11.	Segment Information

6.	Income Taxes	12.	Subsequent Event

Note 1 Significant Reporting and Accounting Policies
Nature of Operations
Infinity Property and Casualty Corporation ("Infinity") is a holding company that provides insurance through its subsidiaries for personal auto with a concentration on nonstandard risks, commercial auto and classic collectors. Although licensed to write insurance in all 50 states and the District of Columbia, we focus on select states that we believe offer the greatest opportunity for premium growth and profitability.
Basis of Consolidation and Reporting
The accompanying consolidated financial statements are unaudited and should be read in conjunction with our Annual Report on Form 10-K (Form 10-K) for the year ended December 31, 2017.
These financial statements reflect certain adjustments necessary for a fair presentation of our results of operations and financial position. Such adjustments consist of normal, recurring accruals recorded to accurately match expenses with their related revenue streams and the elimination of all significant intercompany transactions and balances.
We have evaluated events that occurred after June 30, 2018 and through July 30, 2018 (the date on which Kemper Corporation ("Kemper") filed a Current Report on Form 8-K that included, as Exhibit 99.4, our Supplementary Financial Information for the quarter ended June 30, 2018), for recognition or disclosure in our financial statements and the notes to the financial statements.
Schedules may not foot due to rounding.
Estimates
We based certain accounts and balances within these financial statements upon our estimates and assumptions. The amount of reserves for claims not yet paid, for example, is an item that we can only record by estimation. Unrealized capital gains and losses on investments are subject to market fluctuations, and we use judgment in the determination of whether unrealized losses on certain securities are temporary or other-than-temporary. Should actual results differ significantly from these estimates, the effect on our results of operations could be material. The results of operations for the periods presented may not be indicative of our results for the entire year.
Recently Adopted Accounting Standards
In February 2018 the FASB issued an ASU allowing a reclassification from accumulated other comprehensive income to retained earnings and consequently eliminating the stranded tax effects resulting from the Tax Cuts and Jobs Act of 2017. We elected to early adopt the ASU and applied the amendment in the period of adoption, with a cumulative-effect adjustment of $0.4 million reclassified from accumulated other comprehensive income to retained earnings.
In October 2016 the FASB issued an ASU related to the recognition of income tax on intra-entity transfers of assets other than inventory. The guidance requires the income tax to be recognized when the transfer occurs rather than when the asset is sold to an outside party. We adopted the change on a modified retrospective basis, with a cumulative-effect adjustment of less than $(0.1) million recorded to retained earnings as of January 1, 2018.

Note 1 Significant Reporting and Accounting Policies (continued)
In January 2016 the FASB issued an ASU amending the guidance on classifying and measuring financial instruments. The guidance requires equity securities to be measured at fair value and changes in that fair value to be recognized through net income. We adopted the change on a modified retrospective basis as of January 1, 2018, with a cumulative-effect adjustment of $17.7 million reclassified from accumulated other comprehensive income to retained earnings.
In May 2014 the FASB issued an ASU related to the accounting for revenue from contracts with customers. Insurance contracts were excluded from the scope of the guidance. As an insurance-entity, we are largely exempt from the provisions of this standard, with only fee income subject to this new standard. Processing and policy fees were generally earned at the inception of the policy under previous guidance but are earned over the life of the policy under current guidance. The guidance was adopted as of January 1, 2018, using a full retrospective approach with a cumulative-effect adjustment to the balance sheet, which reduced shareholders' equity by $4.5 million.
The following table illustrates the effect of adopting this standard on the Consolidated Balance Sheets ($ in millions):

	December 31, 2017
	As Reported	As Adjusted	Difference
Agents' balances and premium receivable	$508.1	$508.0	$(0.1)
Current and deferred income taxes	9.4	10.5	1.2
Total assets	2,473.4	2,474.5	1.1
Other liabilities	114.3	119.8	5.5
Shareholders' equity	720.3	715.8	(4.5)
Total liabilities and shareholders' equity	2,473.4	2,474.5	1.1
The following table illustrates the effect of adopting this standard on the Consolidated Statements of Earnings (in millions, except per share amounts):

	Three months ended June 30, 2017
	As Reported	As Adjusted	Difference
Installment and other fee income	$26.5	$26.7	$0.2
Total revenues	376.9	377.1	0.2
Earnings before income taxes	6.6	6.8	0.2
Provision for income taxes	1.5	1.6	0.1
Net earnings	5.0	5.2	0.2
Net earnings per common share:
Basic	$0.46	$0.47	$0.01
Diluted	0.46	0.47	0.01

	Six months ended June 30, 2017
	As Reported	As Adjusted	Difference
Installment and other fee income	$53.4	$53.4	$—
Total revenues	754.7	754.7	—
Earnings before income taxes	21.6	21.6	—
Provision for income taxes	5.9	5.9	—
Net earnings	15.7	15.7	—
Net earnings per common share:
Basic	$1.43	$1.43	$—
Diluted	1.41	1.41	—
We also adjusted the Consolidated Statements of Changes in Shareholders' Equity for the six months ended June 30, 2017 and the Consolidated Statements of Cash Flows for the three and six months ended June 30, 2017 for these changes.

Note 1 Significant Reporting and Accounting Policies (continued)
Recently Issued Accounting Standards
In March 2017 the FASB issued an ASU related to the amortization of premium on purchased callable debt securities. The guidance amends the amortization period for certain purchased callable debt securities held at a premium. Securities that contain explicit, noncontingent call features that are callable at fixed prices and on preset dates should shorten the amortization period for the premium to the earliest call date (and if the call option is not exercised, the effective yield is reset using the payment terms of the debt security). The standard is effective for fiscal years, and interim period within those years, beginning after December 15, 2018, and is to be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings. We do not expect the adoption of this standard to have a material impact on our financial condition or results of operations.
In June 2016 the FASB issued an ASU related to the accounting for credit losses. The guidance generally requires credit losses on available-for-sale debt securities to be recognized as an allowance rather than as a reduction to the amortized cost of a security. The standard is effective for fiscal periods beginning after December 15, 2019, and interim periods within the year of adoption, with prospective application of the ASU required for debt securities for which an other-than-temporary impairment has been recognized before the implementation date. We do not expect the adoption of this standard to have a material impact on our financial condition or results of operations.
In February 2016 the FASB issued an ASU related to the accounting for leases. The guidance requires lessees to recognize lease assets and liabilities on the balance sheet. The standard is effective for fiscal years beginning after December 15, 2018, and is to be applied retrospectively, with an option to use a modified retrospective approach for leases which commenced prior to the effective date of this ASU. We do not expect the adoption of this standard to have a material impact on our financial condition or results of operations.
Note 2 Computation of Net Earnings per Share
The following table illustrates our computations of basic and diluted net earnings per common share ($ in thousands, except per share figures):

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net earnings	$27,769	$5,170	$47,852	$15,680
Average basic shares outstanding	10,920	11,006	10,917	11,002
Basic net earnings per share	$2.54	$0.47	$4.38	$1.43

Average basic shares outstanding	10,920	11,006	10,917	11,002
Restricted stock not vested	11	36	10	34
Dilutive effect of Performance Share Plan	88	41	87	68
Average diluted shares outstanding	11,019	11,082	11,014	11,105
Diluted net earnings per share	$2.52	$0.47	$4.34	$1.41

Note 3 Fair Value
Fair values of instruments are based on:

(i)	quoted prices in active markets for identical assets (Level 1);

(ii)
quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations in which all significant inputs are observable in active markets (Level 2); or

(iii)	valuations derived from valuation techniques in which one or more significant inputs are unobservable in the marketplace (Level 3).
The following tables present, for each of the fair value hierarchy levels, our assets and liabilities for which we report fair value on a recurring basis ($ in thousands):

	Fair Value
	Level 1	Level 2	Level 3	Total
June 30, 2018
Cash and cash equivalents	$102,800	$—	$—	$102,800
Fixed maturity securities:
U.S. government	130,641	—	—	130,641
Foreign governments	—	821	—	821
State and municipal	—	340,935	767	341,702
Mortgage-backed securities:
Residential	—	295,941	2,599	298,539
Commercial	—	68,378	—	68,378
Total mortgage-backed securities	—	364,318	2,599	366,917
Asset-backed securities	—	117,361	16,840	134,202
Corporates	—	505,224	—	505,224
Total fixed maturities	130,641	1,328,660	20,206	1,479,507
Equity securities	90,311	—	—	90,311
Total cash and investments	$323,752	$1,328,660	$20,206	$1,672,618
Percentage of total cash and investments	19.4%	79.4%	1.2%	100.0%

December 31, 2017
Cash and cash equivalents	$107,589	$—	$—	$107,589
Fixed maturity securities:
U.S. government	60,528	—	—	60,528
State and municipal	—	490,724	3,488	494,211
Mortgage-backed securities:
Residential	—	350,992	—	350,992
Commercial	—	30,569	—	30,569
Total mortgage-backed securities	—	381,561	—	381,561
Asset-backed securities	—	62,266	152	62,418
Corporates	—	442,281	108	442,390
Total fixed maturities	60,528	1,376,832	3,748	1,441,107
Equity securities	96,004	—	—	96,004
Short-term investments	—	2,541	—	2,541
Total cash and investments	$264,121	$1,379,373	$3,748	$1,647,242
Percentage of total cash and investments	16.0%	83.7%	0.2%	100.0%

Note 3 Fair Value (continued)
We do not report our long-term debt at fair value in the Consolidated Balance Sheets. The $281.9 million and $290.8 million fair value of our long-term debt at June 30, 2018, and December 31, 2017, respectively, would be included in Level 2 of the fair value hierarchy if it were reported at fair value.
Level 1 includes cash and cash equivalents, U.S. Treasury securities, an exchange-traded fund and equities held in a rabbi trust which funds our Supplemental Employee Retirement Plan (SERP). Level 2 includes securities whose fair value was determined using observable market inputs. Level 3 securities are comprised of (i) securities for which there is no active or inactive market for similar instruments; (ii) securities whose fair value is determined based on unobservable inputs; and (iii) securities, other than those backed by the U.S. Government, that are not rated by a nationally recognized statistical rating organization (NRSRO). We recognize transfers between levels at the beginning of the reporting period.
A third party nationally recognized pricing service provides the fair value of securities in Level 2. A summary of the significant valuation techniques and market inputs for each class of security follows:
U.S. Government: In determining the fair value for U.S. Government securities we use the market approach. The primary inputs to the valuation include reported trades, dealer quotes for identical or similar assets in markets that are not active, benchmark yields, credit spreads, reference data and industry and economic events.
Foreign governments: In determining the fair value for foreign government securities we use the market approach. The primary inputs to the valuation include benchmark yields, reported trades, dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research publications.
State and municipal: In determining the fair value for state and municipal securities we use the market approach. The primary inputs to the valuation include reported trades, dealer quotes for identical or similar assets in markets that are not active, benchmark yields, credit spreads, reference data and industry and economic events.
Mortgage-backed securities: In determining the fair value for mortgage-backed securities we use the market approach and to a lesser extent the income approach. The primary inputs to the valuation include reported trades, dealer quotes for identical or similar assets in markets that are not active, benchmark yields, credit spreads, reference data, industry and economic events and monthly payment information.
Asset-backed securities: In determining the fair value for asset-backed securities we use the market approach and to a lesser extent the income approach. The primary inputs to the valuation include reported trades, dealer quotes for identical or similar assets in markets that are not active, benchmark yields, credit spreads, reference data, industry and economic events, monthly payment information and collateral performance.
Corporate: In determining the fair value for corporate securities we use the market approach. The primary inputs to the valuation include reported trades, dealer quotes for identical or similar assets in markets that are not active, benchmark yields, credit spreads (for investment grade securities), observations of equity and credit default swap curves (for high-yield corporates), reference data and industry and economic events.
We review the third party pricing methodologies quarterly and test for significant differences between the market price used to value the security and recent sales activity.

Note 3 Fair Value (continued)
The following tables present the progression in the Level 3 fair value category ($ in thousands):

	State and Municipal	Mortgage- Backed Securities	Asset-Backed Securities	Corporates	Total
Three months ended June 30, 2018
Balance at beginning of period	$766	$2,857	$17,647	$109	$21,379
Total (losses) gains, unrealized or realized:
Included in net earnings	(4)	(80)	—	—	(84)
Included in other comprehensive income	(1)	77	(77)	(2)	(3)
Settlements	—	—	(232)	(106)	(338)
Transfers in	5	2,599	16,884	—	19,488
Transfers out	—	(2,855)	(17,382)	—	(20,236)
Balance at end of period	$767	$2,599	$16,840	$—	$20,206

Three months ended June 30, 2017
Balance at beginning of period	$3,479	$—	$4,584	$2,553	$10,616
Total (losses) gains, unrealized or realized:
Included in net earnings	(29)	—	—	—	(29)
Included in other comprehensive income	(3)	—	1	(4)	(6)
Settlements	—	—	(76)	(335)	(411)
Transfers out	—	—	(4,259)	(2,000)	(6,259)
Balance at end of period	$3,447	$—	$249	$215	$3,910

Note 3 Fair Value (continued)

	State and Municipal	Mortgage- Backed Securities	Asset-Backed Securities	Corporates	Total
Six months ended June 30, 2018
Balance at beginning of period	$3,488	$—	$152	$108	$3,748
Total (losses) gains, unrealized or realized:
Included in net earnings	(14)	(80)	—	—	(94)
Included in other comprehensive income	3	87	(50)	(2)	38
Purchases	—	2,847	17,729	—	20,576
Sales	(3,360)	—	—	—	(3,360)
Settlements	—	—	(493)	(106)	(599)
Transfers in	651	2,599	16,884	—	20,133
Transfers out	—	(2,855)	(17,382)	—	(20,236)
Balance at end of period	$767	$2,599	$16,840	$—	$20,206

Six months ended June 30, 2017
Balance at beginning of period	$3,860	$—	$412	$666	$4,938
Total losses, unrealized or realized:
Included in net earnings	(60)	—	—	2	(59)
Included in other comprehensive income	12	—	1	(26)	(12)
Purchases	—	—	4,259	2,000	6,259
Sales	(694)	—	—	—	(694)
Settlements	—	—	(165)	(427)	(591)
Transfers in	329	—	—	—	329
Transfers out	—	—	(4,259)	(2,000)	(6,259)
Balance at end of period	$3,447	$—	$249	$215	$3,910
Of the $20.2 million fair value of securities in Level 3 at June 30, 2018, which consisted of nine securities, we priced three based on non-binding broker quotes, two were priced based on our unaffiliated money manager and four securities, which were included in Level 3 because they were not rated by a nationally recognized statistical rating organization, were priced by a nationally recognized pricing service.
During the six months ended June 30, 2018, seven securities were purchased and are new issues. One security, which was an exchange of a rated municipal bond for an unrated refunded bond, was transferred from Level 2 into Level 3. During the six months ended June 30, 2017, one security, which was an exchange of a rated municipal bond for an unrated refunded bond, was transferred from Level 2 into Level 3. There were no transfers of securities between Levels 1 and 2.
The gains or losses included in net earnings are included in the line item "Net realized (losses) gains on investments" in the Consolidated Statements of Earnings. We recognize the net gains or losses included in other comprehensive income in the line item "Unrealized (losses) gains on investments, net" in the Consolidated Statements of Comprehensive Income and the line item "Change in unrealized gain on investments" or the line item "Change in non-credit component of impairment losses on fixed maturities" in the Consolidated Statements of Changes in Shareholders’ Equity.

Note 3 Fair Value (continued)
The following table presents the carrying value and estimated fair value of our financial instruments ($ in thousands):

	June 30, 2018		December 31, 2017
	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets:
Cash and cash equivalents	$102,800	$102,800	$107,589	$107,589
Available-for-sale securities:
Fixed maturities	1,479,507	1,479,507	1,441,107	1,441,107
Equity securities	90,311	90,311	96,004	96,004
Short-term investments	—	—	2,541	2,541
Total cash and investments	$1,672,618	$1,672,618	$1,647,242	$1,647,242
Liabilities:
Long-term debt	$273,922	$281,875	$273,809	$290,824
Refer to Note 4 – Investments to the Consolidated Financial Statements for additional information on investments and Note 5 – Long-Term Debt to the Consolidated Financial Statements for additional information on long-term debt.

Note 4 Investments
We consider all fixed maturity and equity securities to be available-for-sale and report them at fair value. Net unrealized gains or losses on equity securities prior to January 1, 2018, and on fixed maturities are reported after-tax (net of any valuation allowance) as a component of other comprehensive income. As of January 1, 2018, changes in fair value of equity securities are recognized through net income. The proceeds from sales of securities for the three and six months ended June 30, 2018, were $78.5 million and $414.1 million, respectively, while the proceeds from sales of securities for the three and six months ended June 30, 2017, were $86.5 million and $128.6 million, respectively. The proceeds for the six months ended June 30, 2018, were net of $0.1 million of receivable for securities sold as of June 30, 2018. There was no receivable for unsettled sales as of June 30, 2017.
Gross gains of $0.3 million and gross losses of $0.9 million were realized on sales of available-for-sale securities during the three months ended June 30, 2018, compared with gross gains of $2.3 million and gross losses of $0.4 million realized on sales during the three months ended June 30, 2017. Gross gains of $3.2 million and gross losses of $2.4 million were realized on sales of available-for-sale securities during the six months ended June 30, 2018, compared with gross gains of $3.0 million and gross losses of $0.6 million realized on sales during the six months ended June 30, 2017. Gains or losses on securities are determined on a specific identification basis.

Note 4 Investments (continued)
Summarized information for the major categories of our investment portfolio follows ($ in thousands):

	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI Recognized in Accumulated OCI(1)
June 30, 2018
Fixed maturities:
U.S. government	$132,297	$8	$(1,664)	$130,641	$—
Foreign governments	818	3	—	821	—
State and municipal	342,574	1,118	(1,990)	341,702	(5)
Mortgage-backed securities:
Residential	307,231	301	(8,993)	298,539	(450)
Commercial	69,698	14	(1,335)	68,378	—
Total mortgage-backed securities	376,930	315	(10,328)	366,917	(450)
Asset-backed securities	135,314	55	(1,167)	134,202	—
Corporates	512,782	904	(8,461)	505,224	(31)
Total fixed maturities	1,500,714	2,403	(23,610)	1,479,507	(487)
Equity securities	66,010	24,302	—	90,311	—
Total	$1,566,724	$26,705	$(23,610)	$1,569,819	$(487)

December 31, 2017
Fixed maturities:
U.S. government	$61,196	$—	$(668)	$60,528	$—
State and municipal	492,442	2,768	(999)	494,211	(46)
Mortgage-backed securities:
Residential	353,277	1,812	(4,097)	350,992	(1,479)
Commercial	31,204	18	(653)	30,569	—
Total mortgage-backed securities	384,481	1,830	(4,750)	381,561	(1,479)
Asset-backed securities	62,552	62	(196)	62,418	(8)
Corporates	439,208	4,610	(1,429)	442,390	(31)
Total fixed maturities	1,439,878	9,271	(8,042)	1,441,107	(1,564)
Equity securities	68,812	27,192	—	96,004	—
Short-term investments	2,541	—	—	2,541	—
Total	$1,511,232	$36,463	$(8,042)	$1,539,653	$(1,564)

(1) The total non-credit portion of OTTI recognized in Accumulated OCI reflecting the original non-credit loss at the time the credit impairment was determined.

Note 4 Investments (continued)
The following tables set forth the amount of unrealized loss by investment category and length of time that individual securities have been in a continuous unrealized loss position ($ in thousands):

	Less than 12 Months				12 Months or More
	Number of Securities with Unrealized Losses	Fair Value	Gross Unrealized Losses	Unrealized Losses as % of Cost	Number of Securities with Unrealized Losses	Fair Value	Gross Unrealized Losses	Unrealized Losses as % of Cost
June 30, 2018
Fixed maturities:
U.S. government	35	$116,299	$(1,342)	1.1%	15	$12,356	$(322)	2.5%
Foreign governments	—	—	—	—%	—	—	—	—%
State and municipal	109	191,650	(1,939)	1.0%	4	4,546	(51)	1.1%
Mortgage-backed securities:
Residential	240	154,588	(3,074)	1.9%	268	112,701	(5,919)	5.0%
Commercial	20	40,333	(369)	0.9%	8	22,986	(966)	4.0%
Total mortgage-backed securities	260	194,921	(3,443)	1.7%	276	135,687	(6,885)	4.8%
Asset-backed securities	61	115,849	(1,167)	1.0%	—	—	—	—%
Corporates	251	404,675	(7,771)	1.9%	18	23,780	(691)	2.8%
Total fixed maturities	716	1,023,394	(15,662)	1.5%	313	176,368	(7,948)	4.3%
Equity securities	—	—	—	—%	—	—	—	—%
Short-term investments	—	—	—	—%	—	—	—	—%
Total	716	$1,023,394	$(15,662)	1.5%	313	$176,368	$(7,948)	4.3%

December 31, 2017
Fixed maturities:
U.S. government	25	$46,160	$(422)	0.9%	16	$14,368	$(246)	1.7%
State and municipal	82	163,997	(939)	0.6%	5	10,529	(60)	0.6%
Mortgage-backed securities:
Residential	154	81,841	(453)	0.6%	279	127,317	(3,644)	2.8%
Commercial	2	3,578	(30)	0.8%	9	23,066	(623)	2.6%
Total mortgage-backed securities	156	85,419	(483)	0.6%	288	150,383	(4,267)	2.8%
Asset-backed securities	31	35,407	(193)	0.5%	2	1,561	(3)	0.2%
Corporates	104	158,788	(1,197)	0.7%	13	16,468	(232)	1.4%
Total fixed maturities	398	489,771	(3,233)	0.7%	324	193,309	(4,809)	2.4%
Equity securities	—	—	—	—%	—	—	—	—%
Short-term investments	—	—	—	—%	—	—	—	—%
Total	398	$489,771	$(3,233)	0.7%	324	$193,309	$(4,809)	2.4%

Note 4 Investments (continued)
The determination of whether unrealized losses are “other-than-temporary” requires judgment based on subjective as well as objective factors. Factors we considered and resources we used in our determination include:

•	whether the unrealized loss is credit-driven or a result of changes in market interest rates;

•	the length of time the security’s market value has been below its cost;

•	the extent to which fair value is less than cost basis;

•	the intent to sell the security;

•	whether it is more likely than not that there will be a requirement to sell the security before its anticipated recovery;

•	historical operating, balance sheet and cash flow data contained in issuer SEC filings;

•	issuer news releases;

•	near-term prospects for improvement in the issuer and/or its industry;

•	industry research and communications with industry specialists; and

•	third-party research and credit rating reports.
We regularly evaluate for potential impairment each security position that has either of the following: a fair value of less than 95% of its book value or an unrealized loss that equals or exceeds $100,000.
The following table summarizes those securities with unrealized gains or losses (2018 includes fixed maturity securities only):

	June 30, 2018	December 31, 2017
Number of positions held with unrealized:
Gains	201	496
Losses	1,029	722
Number of positions held that individually exceed unrealized:
Gains of $500,000	1	2
Losses of $500,000	—	—
Percentage of positions held with unrealized:
Gains that were investment grade	82%	81%
Losses that were investment grade	93%	97%
Percentage of fair value held with unrealized:
Gains that were investment grade	87%	81%
Losses that were investment grade	93%	95%
The following table sets forth the amount of unrealized losses by age and severity at June 30, 2018, ($ in thousands):

Age of Unrealized Losses	Fair Value of Securities with Unrealized Losses	Total Gross Unrealized Losses	Less Than 5%*	5% - 10%*	Total Gross Greater Than 10%*
Three months or less	$289,031	$(1,598)	$(1,598)	$—	$—
Four months through six months	370,791	(5,901)	(5,477)	(424)	—
Seven months through nine months	231,730	(4,607)	(4,391)	(216)	—
Ten months through twelve months	135,642	(3,702)	(3,605)	(97)	—
Greater than twelve months	172,569	(7,803)	(3,438)	(4,364)	—
Total	$1,199,762	$(23,610)	$(18,509)	$(5,101)	$—
* As a percentage of amortized cost or cost.

Note 4 Investments (continued)
The change in unrealized gains (losses) on marketable securities recognized through accumulated other comprehensive income included the following ($ in thousands):

	Pre-tax
Six months ended June 30, 2018	Fixed Maturities	Short-Term Investments	Tax Effects	Net
Unrealized holding (losses) gains on securities arising during the period	$(25,605)	$1	5,375	(20,229)
Realized losses (gains) on securities sold	1,126	(1)	(236)	889
Impairment loss recognized in earnings	2,043	—	(429)	1,614
Change in unrealized, net	$(22,436)	$—	$4,710	$(17,726)

	Pre-tax
Six months ended June 30, 2017	Fixed Maturities	Equity Securities	Short-Term Investments	Tax Effects	Net
Unrealized holding gains on securities arising during the period	$9,950	$9,766	$3	$(6,902)	$12,818
Realized gains on securities sold	(249)	(2,155)	(1)	842	(1,564)
Impairment loss recognized in earnings	10	—	—	(3)	6
Change in unrealized, net	$9,711	$7,611	$2	$(6,063)	$11,261
For fixed maturity securities that are other-than-temporarily impaired, we assess our intent to sell and the likelihood that we will be required to sell the security before recovery of our amortized cost. If a fixed maturity security is considered other-than-temporarily impaired but we do not intend to and are not more than likely to be required to sell the security before our recovery to amortized cost, the amount of the impairment is separated into a credit loss component and the amount due to all other factors ("non-credit component"). The excess of the amortized cost over the present value of the expected cash flows determines the credit loss component of an impairment charge on a fixed maturity security. The present value is determined using the best estimate of cash flows discounted at (i) the effective interest rate implicit at the date of acquisition for non-structured securities; or (ii) the book yield for structured securities. The techniques and assumptions for determining the best estimate of cash flows vary depending on the type of security. We recognize the credit loss component of an impairment charge in net earnings and the non-credit component in accumulated other comprehensive income. If we intend to sell or will, more likely than not, be required to sell a security, the entire amount of the impairment is treated as a credit loss.
For our securities held with unrealized losses, we believe, based on our analysis, that we will recover our cost basis in these securities and we do not intend to sell the securities nor is it more likely than not that there will be a requirement to sell the securities before they recover in value.
The following table is a progression of credit losses on fixed maturity securities that were bifurcated between a credit and non-credit component ($ in thousands):

	Six months ended June 30,
	2018	2017
Beginning balance	$753	$557
Additions for:
Previously impaired securities	336	—
Newly impaired securities	206	10
Reductions for:
Securities sold and paid down	(584)	(57)
Ending balance	$710	$509

Note 4 Investments (continued)
The table below sets forth the scheduled maturities of fixed maturity securities at June 30, 2018, based on their fair values ($ in thousands). We report securities that do not have a single maturity date at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Fair Value				Amortized Cost
Maturity	Securities with Unrealized Gains	Securities with Unrealized Losses	Securities with No Unrealized Gains or Losses	All Fixed Maturity Securities	All Fixed Maturity Securities
One year or less	$20,616	$33,892	$971	$55,479	$55,530
After one year through five years	110,350	518,015	2,406	630,771	636,896
After five years through ten years	29,467	186,742	3,890	220,100	224,351
After ten years	57,384	14,656	—	72,039	71,694
Mortgage- and asset-backed securities	50,663	446,456	4,000	501,119	512,244
Total	$268,479	$1,199,762	$11,267	$1,479,507	$1,500,714
The portion of unrealized gains and losses recorded during the three and six months ended June 30, 2018, that relate to equities still held at the end of the reporting date are as follows ($ in thousands):

	Three months ended	Six months ended
	June 30, 2018	June 30, 2018
Net losses recognized during the period on equity securities	$(283)	$(1,009)
Less: Net gains recognized during the period on equity securities sold	—	(1,881)
Unrealized losses recognized during the period on equity securities still held at the reporting date	$(283)	$(2,891)

Note 5 Long-Term Debt

($ in thousands)	June 30, 2018	December 31, 2017
Principal	$275,000	$275,000
Unamortized debt issuance costs	1,078	1,191
Long-term debt less unamortized debt issuance costs	$273,922	$273,809
In September 2012 we issued $275 million principal of senior notes due September 2022 (the “5.0% Senior Notes”). The 5.0% Senior Notes accrue interest at 5.0%, payable semiannually. At the time we issued the 5.0% Senior Notes, we capitalized $2.2 million of debt issuance costs, which we are amortizing over the term of the 5.0% Senior Notes. We calculated the June 30, 2018, fair value of $281.9 million using a 148 basis point spread to the 10-year U.S. Treasury Note of 2.862%.
In August 2017 we renewed our agreement for a $50 million three-year revolving credit facility (the “Credit Agreement”) that required us to meet certain financial and other covenants. We closed the credit facility as of June 26, 2018.

Note 6 Income Taxes
The following is a reconciliation of income taxes at the statutory rate of 21% and 35% for 2018 and 2017, respectively, to the effective provision for income taxes as shown in the Consolidated Statements of Earnings ($ in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Earnings before income taxes	$35,442	$6,750	$60,378	$21,618
Income taxes at statutory rate	7,443	2,363	12,679	7,566
Effect of:
Dividends-received deduction	(53)	(136)	(78)	(214)
Tax-exempt interest	(246)	(616)	(525)	(1,248)
Other	529	(31)	450	(165)
Provision for income taxes as shown on the Consolidated Statements of Earnings	$7,673	$1,580	$12,526	$5,938
GAAP effective tax rate	21.7%	23.4%	20.7%	27.5%

Note 7 Additional Information
Supplemental Cash Flow Information
We made the following payments that we do not separately disclose in the Consolidated Statements of Cash Flows ($ in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Income tax payments	$16,500	$9,800	$16,500	$12,900
Interest payments on debt	6,875	—	13,750	6,875
Interest payments on capital leases	14	19	29	40
Negative Cash Book Balances
Negative cash book balances, included in the line item “Other liabilities” in the Consolidated Balance Sheets, were $50.3 million and $49.7 million at June 30, 2018, and December 31, 2017, respectively.
Income Taxes
Our GAAP effective tax rate was 21.7% and 20.8% for the three and six months ended June 30, 2018, respectively, compared with 23.4% and 27.5%, respectively, for the same periods of 2017. The GAAP effective tax rate has decreased in 2018 primarily as a result of the enacted tax rate change from 35% to 21% under the Tax Cuts and Jobs Act of 2017 (TCJA). Refer to Note 6 – Income Taxes to the Consolidated Financial Statements for additional information on income taxes.
The TCJA also changed the interest rate used to calculate the discounted tax loss reserves and required the setup of a transition liability to be ratably recognized in income over eight years. Since neither the new interest rate nor the discount factors have been published by the Internal Revenue Service, we believe that the estimates used to calculate the deferred tax asset and liability relating to these two items as of December 31, 2017, continue to be reasonable estimates under SAB 118.

Note 8 Insurance Reserves
Insurance reserves include liabilities for unpaid losses, both known and estimated for incurred but not reported (IBNR), and unpaid loss adjustment expenses (LAE). The following table provides an analysis of changes in the liability for unpaid losses and LAE on a GAAP basis ($ in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Balance at Beginning of Period
Unpaid losses on known claims	$247,940	$233,303	$264,470	$238,412
IBNR losses	318,281	307,932	312,516	306,641
LAE	134,786	137,712	138,112	140,402
Total unpaid losses and LAE	701,006	678,947	715,098	685,455
Reinsurance recoverables	(19,549)	(16,133)	(31,609)	(17,130)
Unpaid losses and LAE, net of reinsurance recoverables	681,457	662,814	683,489	668,325
Current Activity
Loss and LAE incurred:
Current accident year	278,866	280,356	552,274	557,400
Prior accident years	(3,648)	(6,736)	(12,504)	(13,104)
Total loss and LAE incurred	275,217	273,621	539,769	544,296
Loss and LAE payments:
Current accident year	(162,974)	(163,911)	(252,080)	(260,780)
Prior accident years	(98,047)	(88,850)	(275,525)	(268,169)
Total loss and LAE payments	(261,021)	(252,761)	(527,606)	(528,948)
Balance at End of Period
Unpaid losses and LAE, net of reinsurance recoverables	695,653	683,673	695,653	683,673
Add back reinsurance recoverables	18,558	17,425	18,558	17,425
Total unpaid losses and LAE	714,211	701,097	714,211	701,097
Unpaid losses on known claims	243,787	235,400	243,787	235,400
IBNR losses	332,714	323,184	332,714	323,184
LAE	137,711	142,513	137,711	142,513
Total unpaid losses and LAE	$714,211	$701,097	$714,211	$701,097
The $3.6 million of favorable reserve development during the three months ended June 30, 2018, was primarily due to decreases in estimates on accident years 2014-2017 from Florida, driven by lower ultimate severity estimates in personal injury protection coverage. The $12.5 million of favorable reserve development during the six months ended June 30, 2018, included the above improvements from Florida personal injury protection, along with lower estimates from collision and comprehensive coverages in accident year 2017 due to lower ultimate frequency and severity estimates from California and lower ultimate frequencies from Florida.
The $6.7 million and $13.1 million of favorable reserve development during the three and six months ended June 30, 2017, respectively, was primarily due to decreases in ultimate frequency and severity estimates in California along with lower ultimate frequency estimates in Florida related to material damage and uninsured motorists bodily injury coverages for accident year 2016. This favorable development was partially offset by increases in ultimate severity estimates in bodily injury and personal injury protection coverages in our commercial auto product as well as from personal injury protection in our personal auto product.

Note 9 Commitments and Contingencies
Commitments
There have been no material changes from the commitments discussed on Form 10-K for the year ended December 31, 2017. For a description of our previously reported commitments, refer to Note 14 Commitments and Contingencies of our Form 10-K for the year ended December 31, 2017.
Contingencies
From time to time, we and our subsidiaries are named as defendants in various lawsuits incidental to our insurance operations. We consider legal actions relating to claims made in the ordinary course of seeking indemnification for a loss covered by the insurance policy in establishing loss and LAE reserves.
We also face in the ordinary course of business lawsuits that seek damages beyond policy limits, commonly known as extra-contractual claims, as well as class action and individual lawsuits that involve issues not unlike those facing other insurance companies and employers.
We continually evaluate potential liabilities and reserves for litigation of these types using the criteria established by the Contingencies topic of the FASB Accounting Standards Codification. Under this guidance, we may only record reserves for a loss if the likelihood of occurrence is probable and we can reasonably estimate the amount or range of the loss. When disclosing litigation or claims where a material loss is judged to be reasonably possible, we will disclose an estimated range of loss or state that an estimate cannot be made. We consider each legal action using this guidance and record reserves for losses as warranted by establishing a reserve captured within our Consolidated Balance Sheets line-items “Unpaid losses and loss adjustment expenses” for extra-contractual claims and “Other liabilities” for class action and other non-claims related lawsuits. We record amounts incurred on the Consolidated Statements of Earnings within “Losses and loss adjustment expenses” for extra-contractual claims and “Other expenses” for class action and other non-claims related lawsuits.
Certain claims and regulatory or legal actions have been threatened or brought against us for which we have accrued no loss, and for which an estimate of a possible range of loss cannot be made under the above rules. While it is not possible to predict the ultimate outcome of these lawsuits, we do not believe they are likely to have a material effect on our financial condition or liquidity. However, losses incurred because of these cases could have a material adverse impact on net earnings in a given period.
As of June 30, 2018, pending putative (i.e., not certified) class action lawsuits that challenge certain of Infinity’s business operations and practices included the following:

•	a challenge to denial of personal injury protection benefits to a class of injured third parties in vehicle accidents.

•	a challenge to our payment of a percentage of arbitration awards to collection agencies in successful intercompany arbitrations.

•	allegations that we are obligated to reimburse Medicare or secondary payers for accident-related medical payments in which personal injury protection benefits were denied.
In addition to lawsuits, regulatory bodies, including state insurance departments and the Securities and Exchange Commission, among others, may make inquiries, investigate consumer complaints or conduct on-site examinations concerning specific business practices or compliance more generally. Such inquiries, investigations or examinations have in the past and may in the future directly or indirectly result in regulatory orders requiring remedial, injunctive or other actions or the assessment of substantial fines or other penalties.
For a description of previously reported contingencies, refer to Note 14 Commitments and Contingencies of our Form 10-K for the year ended December 31, 2017.

Note 10 Accumulated Other Comprehensive Income
The components of other comprehensive income before and after tax are as follows ($ in thousands):

	Three months ended June 30,
	2018			2017
	Before Tax	Income Tax	Net	Before Tax	Income Tax	Net
Accumulated change in post-retirement benefit liability, beginning of period	$827	$(174)	$653	$1,020	$(357)	$663
Effect on other comprehensive income	(2)	—	(1)	(13)	4	(8)
Accumulated change in post-retirement benefit liability, end of period	825	(173)	652	1,007	(353)	655
Accumulated unrealized (losses) gains on investments, net, beginning of period	(15,009)	3,154	(11,855)	21,288	(7,451)	13,837
Other comprehensive (loss) income before reclassification (1)	(7,261)	1,523	(5,738)	9,055	(3,169)	5,886
Reclassification adjustment for other-than-temporary impairments included in net income (1)	455	(95)	359	—	—	—
Reclassification adjustment for realized losses (gains) included in net income (1)	608	(128)	480	(1,886)	660	(1,226)
Effect on other comprehensive income	(6,198)	1,300	(4,898)	7,169	(2,509)	4,660
Accumulated unrealized (losses) gains on investments, net, end of period	(21,207)	4,453	(16,754)	28,457	(9,960)	18,497
Accumulated other comprehensive (loss) income, beginning of period	(14,182)	2,980	(11,202)	22,308	(7,808)	14,500
Change in post-retirement benefit liability	(2)	—	(1)	(13)	4	(8)
Change in unrealized (losses) gains on investments, net (1)	(6,198)	1,300	(4,898)	7,169	(2,509)	4,660
Effect on other comprehensive income	(6,200)	1,300	(4,900)	7,156	(2,505)	4,652
Accumulated other comprehensive (loss) income, end of period	$(20,382)	$4,280	$(16,102)	$29,464	$(10,312)	$19,152
(1) The amounts for 2018 are for fixed maturities only.

Note 10 Accumulated Other Comprehensive Income (continued)

	Six months ended June 30,
	2018			2017
	Before Tax	Income Tax	Net	Before Tax	Income Tax	Net
Accumulated change in post-retirement benefit liability, beginning of period	$829	$(290)	$539	$1,033	$(361)	$671
Cumulative effect of change in accounting principle	—	116,006	116,006	—	—	—
Effect on other comprehensive income	(3)	1	(3)	(25)	9	(16)
Accumulated change in post-retirement benefit liability, end of period	825	(173)	652	1,007	(353)	655
Accumulated unrealized gains on investments, net, beginning of period	28,421	(9,204)	19,217	11,133	(3,896)	7,236
Cumulative effect of change in accounting principle	(27,192)	8,948	(18,244)	—	—	—
Other comprehensive (loss) income before reclassification (1)	(25,605)	5,375	(20,230)	19,720	(6,902)	12,818
Reclassification adjustment for other-than-temporary impairments included in net income (1)	2,043	(429)	1,614	10	(3)	6
Reclassification adjustment for realized losses (gains) included in net income (1)	1,126	(236)	890	(2,406)	842	(1,564)
Effect on other comprehensive income	(22,436)	4,710	(17,727)	17,324	(6,063)	11,261
Accumulated unrealized (losses) gains on investments, net, end of period	(21,207)	4,453	(16,754)	28,457	(9,960)	18,497
Accumulated other comprehensive income, beginning of period	29,250	(9,494)	19,756	12,165	(4,258)	7,907
Cumulative effect of change in accounting principle	(27,192)	9,064	(18,128)	—	—	—
Change in post-retirement benefit liability	(3)	1	(3)	(25)	9	(16)
Change in unrealized (losses) gains on investments, net	(22,436)	4,710	(17,727)	17,324	(6,063)	11,261
Effect on other comprehensive income	(22,439)	4,710	(17,729)	17,299	(6,055)	11,244
Accumulated other comprehensive (loss) income, end of period	$(20,382)	$4,280	$(16,102)	$29,464	$(10,312)	$19,152

Note 11 Segment Information
We manage our business based on product line and have three operating segments: Personal Auto, Commercial Auto and Classic Collector (our reportable segments are Personal Auto and Commercial Auto).
Our Personal Auto product provides coverage to individuals for liability to others for bodily injury and property damage and for physical damage to an insured's own vehicle from collision and various other perils. In addition, some states require policies to provide for first party personal injury protection, frequently referred to as no-fault coverage.
Our Commercial Auto product provides coverage to businesses for liability to others for bodily injury and property damage and for physical damage to vehicles from collision and various other perils. We primarily target businesses with fleets of 10 or fewer vehicles and average 1.9 vehicles per policy. We avoid businesses that are involved in what we consider to be hazardous operations or interstate commerce.
Our Classic Collector product provides coverage to individuals with classic or antique automobiles for liability to others for bodily injury and property damage and for physical damage to an insured's own vehicle from collision and various other perils.

Note 11 Segment Information (continued)
All segment revenues are generated from external customers. The following table provides revenues by segment and a reconciliation to "Total revenues" as reported on the Consolidated Statements of Earnings ($ in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Gross written premium:
Personal Auto	$349,414	$276,928	$719,606	$601,280
Commercial Auto	47,746	41,806	95,486	84,591
Classic Collector	5,052	5,056	8,711	8,621
Total gross written premium	402,212	323,790	823,804	694,491

Ceded reinsurance:
Personal Auto	(1,264)	(1,005)	(3,340)	(1,988)
Commercial Auto (1)	(1,465)	1,253	(2,845)	(159)
Classic Collector	(240)	(209)	(500)	(422)
Total ceded reinsurance	(2,969)	39	(6,685)	(2,569)

Net written premium:
Personal Auto	348,150	275,923	716,266	599,292
Commercial Auto	46,281	43,059	92,641	84,432
Classic Collector	4,812	4,848	8,212	8,199
Total net written premium	399,243	323,829	817,119	691,923

Change in unearned premium:
Personal Auto	(19,475)	22,526	(77,292)	1,543
Commercial Auto	(4,628)	(6,208)	(11,160)	(12,378)
Classic Collector	(886)	(1,000)	(426)	(572)
Total change in unearned premium	(24,989)	15,318	(88,878)	(11,407)

Earned premium:
Personal Auto	328,675	298,449	638,974	600,835
Commercial Auto	41,653	36,851	81,481	72,054
Classic Collector	3,926	3,848	7,786	7,627
Total earned premium	374,254	339,147	728,241	680,516

Installment and other fee income:
Personal Auto	25,643	23,749	49,924	47,686
Commercial Auto	3,203	2,903	6,317	5,705
Classic Collector	—	—	—	—
Total installment and other fee income	28,846	26,652	56,241	53,391

Net investment income	11,782	9,001	21,568	17,696
Net realized (losses) gains on investments	(1,343)	1,886	(4,175)	2,396
Other income	515	391	944	666
Total revenues	$414,054	$377,077	$802,820	$754,664

(1) Effective June 1, 2017, the premium paid for our excess of loss reinsurance contract for our commercial auto business was changed to be based on earned premium rather than written premium. Premium ceded during the three and six months ended June 30, 2017 includes the return of $2.6 million of unearned premium due to the termination of the previous excess of loss contract.

Note 11 Segment Information (continued)
Our management uses underwriting income and combined ratios calculated on a statutory accident year basis as primary measures of profitability. Statutory accident year underwriting income is calculated by subtracting losses and loss adjustment expenses and commissions and other underwriting expenses (including bad debt charge-offs on agents' balances and premium receivables) from the total of earned premium and installment and other fee income. The statutory accident year combined ratio represents the sum of the following ratios: (i) losses and LAE incurred, excluding development from prior accident years, as a percentage of net earned premium; and (ii) underwriting expenses incurred, including bad debt and net of fees, as a percentage of net written premium.
The primary differences between the calculation of the statutory accident year used by management and the statutory calendar year combined ratios is the exclusion of bad debt charge-offs and the inclusion of development on prior accident year loss and LAE reserves.
Certain expenses are treated differently under statutory accounting principles. Under GAAP, commissions, premium taxes and other variable costs incurred in connection with successfully writing new and renewal business are capitalized as deferred policy acquisition costs and amortized on a pro rata basis over the period in which the related premium is earned. On a statutory basis, these items are expensed as incurred. Additionally, bad debt charge-offs on agents' balances and premium receivables are included in the GAAP combined ratios.
The following tables present the underwriting income and combined ratio on a statutory accident year basis with reconciliations to "Earnings before income taxes" as presented on the Consolidated Statements of Earnings ($ in thousands). We do not allocate assets or "Provision for income taxes" to operating segments.

	Three months ended June 30, 2018
	Personal Auto		Commercial Auto		Classic Collector		Total
	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)
Statutory accident year underwriting income	$24,134	91.7%	$784	96.2%	$605	77.2%	$25,523	92.0%
Bad debt charge-offs	4,643		461		42		5,147
Favorable (unfavorable) development on prior accident years	4,672		(761)		(263)		3,648
Statutory calendar year underwriting income	33,449	89.0%	484	97.1%	384	82.1%	34,318	89.8%
Statutory-to-GAAP underwriting income differences							(1,715)
GAAP calendar year underwriting income							32,603	91.3%

Net investment income							11,782
Net realized gains on investments							(1,343)
Other income							515
Interest expense							(3,508)
Corporate general and administrative expenses							(3,682)
Other expenses							(924)
Earnings before income taxes							$35,442
(1) Management includes the provision for uncollectible accounts in the underwriting income and combined ratio on both statutory accident year and GAAP calendar year bases.

Note 11 Segment Information (continued)

	Three months ended June 30, 2017
	Personal Auto		Commercial Auto		Classic Collector		Total
	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)
Statutory accident year underwriting income	$(2,384)	102.2%	$1,207	94.0%	$(57)	92.6%	$(1,235)	101.2%
Bad debt charge-offs	3,672		466		1		4,138
Favorable (unfavorable) development on prior accident years	9,060		(2,234)		(90)		6,736
Statutory calendar year underwriting income	10,347	97.8%	(561)	99.0%	(146)	95.0%	9,639	97.9%
Statutory-to-GAAP underwriting income differences							(7,701)
GAAP calendar year underwriting income							1,938	99.4%

Net investment income							9,001
Net realized gains on investments							1,886
Other income							391
Interest expense							(3,511)
Corporate general and administrative expenses							(2,447)
Other expenses							(507)
Earnings before income taxes							$6,750
(1) Management includes the provision for uncollectible accounts in the underwriting income and combined ratio on both statutory accident year and GAAP calendar year bases.

	Six months ended June 30, 2018
	Personal Auto		Commercial Vehicle		Classic Collector		Total
	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)
Statutory accident year underwriting income	$30,447	93.2%	$1,596	95.7%	$1,217	82.6%	$33,260	93.3%
Bad debt charge-offs	8,006		854		(2)		8,857
Favorable (unfavorable) development on prior accident years	15,225		(2,123)		(598)		12,504
Statutory calendar year underwriting income	53,678	89.7%	327	97.4%	617	90.1%	54,622	90.5%
Statutory-to-GAAP underwriting income differences							4,290
GAAP calendar year underwriting income							58,912	91.9%

Net investment income							21,568
Net realized gains on investments							(4,175)
Other income							944
Interest expense							(7,017)
Corporate general and administrative expenses							(8,425)
Other expenses							(1,429)
Earnings before income taxes							$60,378
(1) Management includes the provision for uncollectible accounts in the underwriting income and combined ratio on both statutory accident year and GAAP calendar year bases.

Note 11 Segment Information (continued)

	Six months ended June 30, 2017
	Personal Auto		Commercial Vehicle		Classic Collector		Total
	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)	Pre-tax Profit (Loss)	Combined Ratio (1)
Statutory accident year underwriting income	$(790)	100.2%	$1,836	94.6%	$278	93.7%	$1,323	99.5%
Bad debt charge-offs	5,923		756		11		6,690
Favorable (unfavorable) development on prior accident years	16,046		(3,108)		166		13,104
Statutory calendar year underwriting income	21,178	96.4%	(517)	98.0%	456	91.4%	21,117	96.6%
Statutory-to-GAAP underwriting income differences							(7,687)
GAAP calendar year underwriting income							13,431	98.0%

Net investment income							17,696
Net realized gains on investments							2,396
Other income							666
Interest expense							(7,023)
Corporate general and administrative expenses							(4,718)
Other expenses							(829)
Earnings before income taxes							$21,618
(1) Management includes the provision for uncollectible accounts in the underwriting income and combined ratio on both statutory accident year and GAAP calendar year bases.

Note 12 Subsequent Events
On July 2, 2018, Kemper completed the acquisition of Infinity pursuant to the terms of the merger agreement dated February 13, 2018 by and among Kemper, Vulcan Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Kemper (“Kemper Merger Sub”), and Infinity, pursuant to which Kemper Merger Sub merged with and into Infinity, with Infinity surviving as a wholly owned subsidiary of Kemper (the "Merger"). Total cash, stock and equity-based compensation consideration paid to Infinity shareholders and certain holders of Infinity equity-based compensation awards was approximately $1.5 billion.